EXHIBIT 4.3

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of June 4, 2008, by and among ECO2 PLASTICS, INC., a Delaware corporation (the “Company”), and the investors signatory hereto (each an “Investor” and collectively, the “Investors”), who are holders of the Company’s Series A Preferred Stock (the “Series A Stock”), the Company’s Series B-1 Preferred Stock (the “Series B-1 Preferred Stock”) and the Company’s Series B-2 Preferred Stock (the “Series B-2 Preferred Stock” and, together with the Series B-1 Preferred Stock, the “Series B Stock”).  Capitalized terms used but not defined elsewhere herein are defined in the Subscription Agreement (as defined below).

RECITALS

WHEREAS, the Company has entered into a Securities Subscription Agreement, dated as of the date hereof (the “Subscription Agreement”), with certain of the Investors (the “Series B Investors”) pursuant to which the Company (i) has sold to the Series B Investors, and the Series B Investors have purchased from the Company, shares of Series B-1 Preferred Stock, and (ii) contemplates selling to certain of the Series B Investors, and certain of the Series B Investors may elect to purchase from the Company, shares of the Company’s Series B-2 Preferred Stock, each of which is convertible into shares of the Company’s common stock (the “Common Stock”).

WHEREAS, the Company has entered into a Securities Subscription Agreement, dated as of June 4, 2008 (the “Series A Subscription Agreement”), with certain of the Investors (the “Series A Investors”) pursuant to which the Company has sold to the Series A Investors, and the Series A Investors have purchased from the Company, shares of Series A Stock, which is convertible into shares of Common Stock.

WHEREAS, as a condition to each of the Series B Investors’ obligations under the Subscription Agreement, the Company and the Investors will enter into this Agreement for the purpose of granting certain registration and other rights to the Investors, as well as imposing certain restrictions on the ability of the Investors to transfer their shares of Series B Stock or Series A Stock (together, the “Shares”), as applicable, or the shares of Common Stock issued or issuable upon conversion thereof (the “Conversion Shares” and, together with the Shares, the “Securities”).

NOW, THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

SECTION 1. Registration Procedures.

1.1. The Company shall, subject to receipt of necessary information from the Investors, prepare and file with the Securities and Exchange Commission (the “SEC”), upon written notice of holders of at least 40% of the then outstanding Registrable Securities (as defined below) (the “Demand Notice”), on or after the date that is 90 days after the date of this Agreement (the “Initial Filing Date”), a registration statement on Form S-1 (or Form S-3, should the Company become eligible to use such form) (the “Initial Registration Statement”) to enable the resale of (A) the Conversion Shares and (B) the shares of Common Stock issuable pursuant to the warrants issued to each of Hutton Living Trust, dated 12-10-96 and Buzby-Vasan 1997 Trust pursuant to Section 4(h) of the Subscription Agreement, in each case, together with any shares of capital stock issued or issuable, from time to time, upon any reclassification, share combination, share subdivision, stock split, share dividend or similar transaction or event or otherwise as a distribution on, in exchange for or with respect to any of the foregoing, in each case held at the relevant time by an Investor (collectively the “Registrable Securities”), by the Investors from time to time through the National Association of Securities Dealers OTC Bulletin Board, or other applicable exchange or in privately-negotiated transactions; provided, however, that in the event that publicly-available written guidance, rules of general applicability of the SEC staff, or written comments, requirements or request of the SEC staff to the Company in connection with the review of any registration statement (the “SEC Guidance”) does not permit the Initial Registration Statement to include all Registrable Securities of each Investor (provided that, the Company shall use reasonable best efforts to advocate with the SEC for the registration of all or the maximum number of the Registrable Securities permitted by SEC Guidance), then the Company will use reasonable best efforts to file such additional registration statements (the “Subsequent Registration Statements” and, together with the Initial Registration Statements, the “Registration Statements”) at the earliest practicable date on which the Company is permitted by SEC Guidance to file such additional Registration Statements related to the Registrable Securities (the “Subsequent Filing Dates” and, together with the Initial Filing Date, the “Filing Dates”).  If any SEC Guidance sets forth a limitation pursuant to Rule 415 of the Securities Act of 1933, as amended (together with the rules and regulations of the SEC promulgated thereunder, the “Securities Act”) or any other applicable regulation on the number of Registrable Securities to be registered on a particular Registration Statement, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of unregistered Conversion Shares held by such Investors.

1.2. The Company shall cause (A) the Initial Registration Statement to become effective as soon as practicable after the Initial Registration Statement is filed by the Company, but in any event no later than 4:00 p.m. Eastern Time on the 90th day after the Initial Filing Date; (B) any Subsequent Registration Statements, as amended, which may be required to be filed hereunder pursuant to Section 1.1 to become effective under the Securities Act as soon as practicable but in any event no later than 4:00 p.m. Eastern Time on the 90th day after such Subsequent Filing Date (each, its “Required Effective Date”).

1.3. The Company shall cause any prospectus used in connection with any Registration Statement (a “Prospectus”) to be filed with the SEC pursuant to Rule 424(b) under the Securities Act as soon as practicable but in any event no later than 5:30 p.m. Eastern Time the next business day following the date such Registration Statement is declared effective by the SEC.

1.4. The Company shall prepare and file with the SEC such amendments and supplements to the Registration Statements and any Prospectus used in connection therewith as may be necessary to keep such Registration Statements current and effective and as may be reasonably requested by an Investor in order to incorporate information concerning such Investor or such Investor’s intended method of distribution for a period not exceeding, with respect to each Investor’s Registrable Securities, the earlier of (A) the second anniversary of each Required Effective Date, (B) the date on which such Investor (together with its Affiliates (as defined below)) beneficially owns less than 1% of the then outstanding shares of Common Stock (assuming for these purposes the conversion of all outstanding Shares into Common Stock at the then applicable conversion price), or (C) such time as all Registrable Securities purchased by such Investor pursuant to this offering have been sold pursuant to a registration statement.

1.5. The Company shall, so long as any Registration Statement is effective covering the resale of Registrable Securities owned by the Investors, furnish via electronic mail or regular mail to each Investor with respect to the Registrable Securities registered under such Registration Statement (and to each underwriter, if any, of such Registrable Securities) such number of copies of such Registration Statement, Prospectuses and Preliminary Prospectuses in conformity with the requirements of the Securities Act and such other documents as such Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by such Investor.

1.6. The Company shall file documents required of the Company for normal blue sky clearance in states specified in writing by the Investors; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

1.7. The Company shall furnish to each Investor via electronic mail or regular mail, two (2) business days after the date that any Registration Statement becomes effective, (A) a letter, dated such date, of outside counsel representing the Company (and reasonably acceptable to such Investor) addressed to such Investor, confirming the effectiveness of such Registration Statement and, to the knowledge of such counsel, the absence of any stop order, and (B) in the case of firmly underwritten offering, an opinion addressed to such Investor, dated such date, of such outside counsel, in such reasonable and customary form and substance as is required to be given to the underwriters.

1.8. The Company shall provide to each Investor and its representatives, if requested, the opportunity to conduct a reasonable inquiry of the Company’s financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which such Investor may reasonably request in order to fulfill any due diligence obligation on its part, provided, that in the case of this Section 1.8, the Company shall not be required to provide, and shall not provide, any Investor with material, non-public information unless such Investor agrees to receive such information and enters into a written confidentiality agreement with the Company.

1.9. The Company shall, not less than three (3) trading days prior to the filing of a Registration Statement and not less than two (2) trading days prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference) or, in the case of comments made by the staff of the SEC and the Company’s responses thereto, within a reasonable period of time following the receipt thereof by the Company, furnish to each Investor via electronic mail or regular mail copies of all such documents proposed to be filed or copies of such correspondence from and to the SEC relating to such Registration Statement, as the case may be, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Investor.  The Company shall reflect in each such document when so filed with the SEC such comments relating to such Investor as such Investor may reasonably propose; provided, however, that such comments from such Investor must be received by the Company no later than one (1) trading day prior to the filing of such document with the SEC.  Notwithstanding any other provision of this Agreement, the Company will have no obligation to deliver or make available to any Investor any Registration Statement or Prospectus containing any material, nonpublic information unless such Investor specifically consents in advance to receive such material, nonpublic information in writing and such Investor has executed an agreement to keep such material, nonpublic information confidential and refrain from trading in any Company security for so long as such information remains material, nonpublic information.

1.10. If a Demand Notice delivered in accordance with Section 1.1 specifies that the sale of the Registrable Securities is intended to be conducted through an underwritten offering, the holders of a majority of Registrable Securities included in such Demand Notice shall have the right to select the managing underwriter or underwriters to administer the offering; provided, however, that such managing underwriter or underwriters shall be reasonably acceptable to the Company.  The holders of Registrable Securities included in such Demand Notice and the Company shall enter into an underwriting agreement in such customary form as shall have been negotiated and agreed to by the Company with the underwriter or underwriters selected for such underwriting.

1.11. Notwithstanding any other provision of this Section 1, if the managing underwriter or underwriters of a proposed underwritten offering of the Registrable Securities advise the Board of Directors of the Company that in its or their opinion, the number of Registrable Securities requested to be included in the Registration Statement and all other securities proposed to be sold in the offering contemplated thereby exceeds the number which can be sold in such underwritten offering in light of market conditions, the Registrable Securities and such other securities to be included in such underwritten Registration Statement shall be allocated, (i) first, up to the total number of securities the holders of Registrable Securities have requested to be included in such Registration Statement (pro rata based upon the number of securities that each of them shall have requested to be included in such offering), (ii) second, and only if all the Registrable Securities referred to in clause (i) have been included, up to the total number of securities that other holders of piggyback registration rights have requested to be included in such Registration Statement (pro rata based upon the number of securities that each of them shall have requested to be included in such Registration Statement) and (iii) third, and only if all the securities referred to in clause (ii) have been included, the number of securities that the Company and other holders have proposed to include in such Registration Statement that, in the opinion of the managing underwriter or underwriters can be sold without having such adverse effect.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the managing underwriters may round the number of shares allocated to any holder to the nearest 100 shares.  If any holder of Registrable Securities disapproves of the terms of any such underwriting, such holder of Registrable Securities may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters.  Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

1.12. In the event any holder of Registrable Securities requests to participate in a Registration Statement pursuant to this Section 1 in connection with a distribution of Registrable Securities to its partners or members, the Registration Statement shall in the event such distribution and subsequent resale is permitted by applicable law provide for resale by such partners or members, if requested by such holder of Registrable Securities.

1.13. The Investors shall have the right to have any registration initiated by them under Section 1.1 terminated or withdrawn prior to the effectiveness thereof.  If the Investors cause a registration to be terminated or withdrawn in accordance with this Section 1.13, they shall again be entitled to exercise their demand rights pursuant to Section 1.1.

1.14. Until such date as the Registrable Securities have been (A) registered under the Act and disposed of in accordance with an effective Registration Statement relating thereto; (B) publicly sold pursuant to Rule 144; or (C) transferred in a transaction pursuant to which the registration rights are not also assigned in accordance with Section 13 hereof, the Company shall be obligated to take all necessary actions set forth in this Section 1 to effect such registration, qualification, and compliance with respect to the Registrable Securities at the request of holders of Registrable Securities; provided that holders of Registrable Securities may not deliver more than one Demand Notice to the Company in any consecutive six (6) month period.

1.15. The Company shall use all commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of the Registration Statements and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify each Investor of the issuance of such order and the resolution thereof.

1.16. With a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell Registrable Securities to the public without registration, the Company covenants and agrees to: (A) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (1) six months after such date as all of the Investors’ Registrable Securities may be resold pursuant to Rule 144 or any other rule of similar effect or (2) such date as all of the Investors’ Registrable Securities shall have been resold; (B) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (C) furnish to any Investor upon request, as long as such Investor owns any Registrable Securities, (1) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (2) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (3) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 that such Investor shall furnish to the Company such information required by the SEC as shall be required to effect and keep effective the registration of the Registrable Securities.

The Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person acting on behalf of the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, until sixty (60) days after the date hereof; provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company or pursuant to any employee or consultant compensation agreement of the Company in effect as of the date hereof, may file an updated Form S-8 registration statement and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding as of the date hereof.

The Company understands that each Investor disclaims being an underwriter, but any Investor being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder; provided, however, that if the Company receives notification from the SEC that any Investor is deemed an underwriter, then such Investor shall provide such further information or take such further action as may be required to allow any Registration Statement to become effective for the Registrable Securities held by such Investor.

SECTION 2. Company Registration.

2.1. If at any time or from time to time until the fourth anniversary of the date of this Agreement, the Company shall determine to file a registration statement for an underwritten public offering of its equity securities (for the avoidance of doubt, the following will not apply to any registration statement filed on a Form S-4, Form S-8 or any successor forms), the Company will: (A) promptly give to each holder of Registrable Securities written notice thereof; and (B) subject to Section 2.2 below, include in such registration (and any related qualification under blue sky laws or other compliance) all the Registrable Securities specified in a written request or requests made within 7 days after receipt of such written notice from the Company by any holder of Registrable Securities.

2.2. The right of any holder of Registrable Securities to registration pursuant to this Section 2 shall be conditioned upon such holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein.  Each holder of Registrable Securities proposing to distribute its securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into and perform such holder’s obligations under an underwriting agreement with the managing underwriter selected for such underwriting by the Company or by the stockholders of the Company who have the right to select the underwriters (such underwriting agreement to be in the form negotiated by the Company or such stockholders, as the case may be).  Notwithstanding any other provision of this Section 2, if the managing underwriter or underwriters of a proposed underwritten offering with respect to which holders of Registrable Securities have exercised their piggyback registration rights advise the Board of Directors of the Company that in its or their opinion the number of Registrable Securities requested to be included in the offering thereby and all other securities proposed to be sold in the offering exceeds the number which can be sold in such underwritten offering in light of market conditions, the Registrable Securities and such other securities to be included in such underwritten offering shall be allocated, (i) first, up to the total number of securities that the Company has requested to be included in such registration; provided that the number of Registrable Securities to be included in such offering shall be no less than thirty percent (30%) of the total number of securities proposed to be distributed through such offering (allocated among the holders of Registrable Securities pro rata based upon the number of Registrable Securities held by all such holders of Registrable Securities), (ii) second, and only if all the securities referred to in clause (i) have been included, up to the total number of securities that the holders of Registrable Securities and the holders of other securities having the contractual right to inclusion of their securities in the offering have requested to be included in such offering (pro rata based upon the number of Registrable Securities and other securities entitled to registration rights held by all such holders of Registrable Securities and other securities having such contractual right), and (iii) third, and only if all the securities referred to in clause (ii) have been included, all other securities proposed to be included in such offering that, in the opinion of the managing underwriter or underwriters can be sold without having such adverse effect.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the managing underwriters may round the number of shares allocated to any holder of Registrable Securities or other holder to the nearest 100 shares.  If any holder of Registrable Securities disapproves of the terms of any such underwriting, such holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters.  Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

2.3. The Company or the holders of securities who have caused a registration statement to be filed as contemplated by this Section 2, as the case may be, shall have the right to have any registration initiated by it or them under this Section 2 terminated or withdrawn prior to the effectiveness thereof, whether or not any holder of Registrable Securities has elected to include securities in such registration; provided, however, that such holder of Registrable Securities shall again be entitled to exercise its demand rights pursuant to this Section 2.

SECTION 3. Transfer of Registrable Securities After Registration; Suspension.

3.1. Each Investor agrees that it will not effect any Disposition of the Registrable Securities or its right to purchase the Registrable Securities that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities or Blue Sky laws of any state, except (A) as contemplated in any Registration Statement covering the Registrable Securities that has been declared effective, (B) pursuant to the requirements of Rule 144 (in which case such Investor will provide the Company with reasonable evidence of such Investor’s compliance therewith) or (C) pursuant to a written opinion of legal counsel reasonably satisfactory to the Company and addressed to the Company to the effect that registration under Section 5 of the Securities Act is not required in connection with the proposed transfer; whereupon the holder of such securities shall be entitled to transfer such securities.

3.2. Except in the event that Section 3.3 applies, the Company shall: (A) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statements or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (B) upon request by any Investor, provide such Investor copies of any documents filed pursuant to Section 3.2(A); and (C) inform each Investor that the Company has complied with its obligations in Section 3.2(A) (or that, if the Company has filed a post-effective amendment to a Registration Statement which has not yet been declared effective, the Company will notify the Investors to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investors pursuant to Section 3.2(A) hereof when the amendment has become effective).

3.3. Subject to Section 3.4, in the event of: (A) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of any Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (B) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (C) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (D) any event or circumstance which necessitates the making of any changes in any Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver a certificate in writing to the Investors (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investors will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until the Investors’ receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus.  In the event of any Suspension, the Company will use its reasonable efforts to cause the use of a Prospectus so suspended to be resumed as soon as reasonably practicable within 20 business days after delivery of a Suspension Notice to the Investors.  In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investors, the Investors shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 3.3.

3.4. Notwithstanding the foregoing sections of this Section 3, the Investors shall not be prohibited from selling Registrable Securities under a Registration Statement as a result of Suspensions on more than two (2) occasions of not more than thirty (30) days each in any twelve (12) month period (the “Permitted Suspension Period”) unless, in the good faith judgment of the Company’s Board of Directors, upon advice of counsel, the sale of Registrable Securities under such Registration Statement in reliance on this Section 3.4 would be reasonably likely to cause a violation of the Securities Act or the Exchange Act.

3.5. Provided that a Suspension is not then in effect, any Investor may sell Registrable Securities under the Registration Statements, provided that the Investor is selling its Registrable Securities in accordance with such Registration Statement, the Securities Act, applicable state securities laws and, to the extent the exemption from prospectus delivery requirements in Rule 172 under the Securities Act is not available, satisfies the requirement of delivering a current prospectus in connection with any proposed transfer or sale of the Registrable Securities.

SECTION 4. Information Available.  So long as any Registration Statement is effective covering the resale of Registrable Securities owned by the Investors, the Company will furnish to the Investors via electronic mail or regular mail:

4.1. as soon as practicable after it is available, one copy of (A) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants) and (B) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K (the foregoing, in each case, excluding exhibits);

4.2. upon the reasonable request of any Investor, all exhibits excluded by the parenthetical to Section 4.1(B) as filed with the SEC and all other information that is made available to stockholders; and upon the reasonable request of any Investor, an adequate number of copies of Prospectuses to supply to any other party requiring such Prospectuses; and the Company, upon the reasonable request of any Investor, will meet with such Investor or a representative thereof at the Company’s headquarters to discuss all information relevant for disclosure in such Registration Statement covering the Registrable Securities and will otherwise cooperate with any Investor conducting an investigation for the purpose of reducing or eliminating such Investor’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters; provided that the Company shall not be required to disclose any confidential information to or meet at its headquarters with any Investor until and unless such Investor shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

SECTION 5. Expenses of Registration.  The Company shall bear all expenses in connection with the procedures in Section 1 and Section 2 and the registration of the Registrable Securities pursuant to the Registration Statements.

SECTION 6. Aggregation of Shares.  All shares of Registrable Securities held or acquired by Affiliates (as defined below) of a holder of Registrable Securities shall be aggregated for the purpose of determining the availability of or discharge of any rights under this Agreement. In addition, a holder of Registrable Securities and its Affiliates may allocate among themselves any rights available under this Agreement, in any manner they shall determine in their discretion.  Any such group of Affiliates may designate in writing one person to serve as representative of such group for the purposes of exercising any rights or undertaking any obligations of such group hereunder, and the Company shall be entitled to rely on such designated representative for such purposes.  For a holder of Registrable Securities that is an investment entity and is a partnership, corporation or limited liability company, the term “Affiliate” shall include, (A) all Associated Entities (as defined below) of such holder, and (B) all stockholders, all current or former constituent limited or general partners, and all stockholders, current or former members of such holder and any Associated Entities of such holder.  The term “Associated Entity” shall include any entity that is (X) a direct or indirect subsidiary or parent of a holder of Registrable Securities or (Y) with respect to a holder of Registrable Securities that is a limited liability company or a limited liability partnership, (i) the manager, managing member, general partner or management company of such holder or (ii) a fund or entity managed by the same manager, managing member, general partner or management company or by an entity controlling, controlled by, or under common control with such manager, managing member, general partner or management company.  For a holder of Registrable Securities that is an individual, the term “Affiliate” shall also include all family members of such holder, which shall include such holder’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law (including adoptive relationships) as well as any estate-planning related trusts for the benefit of such holder and/or any of the foregoing persons.  The status of a holder of Registrable Securities as an Affiliate under this Agreement shall not be deemed to be an admission that such holder is an “affiliate” for any SEC purposes.

SECTION 7. Pre-Emptive Rights. From the date hereof until the third anniversary of the date hereof, each Investor holding at least 5,000,000 shares of Common Stock or Securities of the Company, subject to appropriate adjustment for all stock splits, dividends, recapitalizations and the like (each, a “Major Holder”), shall have the rights contained in this Section 7.  The Company shall not directly or indirectly, offer, sell or grant any option to purchase (or announce any offer, sale, grant or any option to purchase or other disposition of) any securities (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”) unless the Company shall have first complied with this Section 7.

7.1. The Company shall deliver, at least ten (10) business days prior to the closing of a Subsequent Placement, to each Investor who is a Major Holder of the Company (an “Eligible Purchaser”), a written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Subsequent Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the price or pricing mechanism and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, and (C) offer to issue and sell to or exchange with each Eligible Purchaser that portion of the Offered Securities that represents such Eligible Purchaser’s pro rata percentage of the number of shares of Common Stock then outstanding (assuming for these purposes the conversion of all outstanding Shares into Common Stock at the then applicable conversion price) (the “Pro Rata Amount”).

7.2. To accept a Subsequent Offer, in whole or in part, such Eligible Purchaser must deliver a written notice to the Company prior to the end of the 10th business day after such Eligible Purchaser’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Eligible Purchaser’s Pro Rata Amount that such Eligible Purchaser elects to purchase (in either case, the “Notice of Acceptance”).

7.3. In connection with any Subsequent Placement, the Company shall distribute to the Eligible Purchasers, other than any Eligible Purchaser that has indicated to the Company it is not interested in participating in the Subsequent Offer or that has not prior to the end of the Offer Period delivered a Notice of Acceptance pursuant to Section 7.2 above, all agreements and other documents to be executed by the purchasers in the Subsequent Placement, at substantially the same time such items are distributed to the purchasers in the Subsequent Placement other than the Eligible Purchasers.  If any Eligible Purchaser shall have failed to execute and deliver any such agreement or other document in the form so distributed by the such time as may be reasonably requested by the Company in connection with the Subsequent Placement, then such Eligible Purchaser shall not have a right to participate in such Subsequent Placement and all securities which such Eligible Purchaser would have been eligible to purchase in the Subsequent Placement shall be treated as Refused Securities (as defined below) with respect thereto.

7.4. The Company shall have ninety (90) days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Eligible Purchasers (the “Refused Securities”), but only upon terms and conditions (including, without limitation, the total amount of the financing, unit prices and interest rates) that are not materially more favorable to the acquiring person or persons or materially less favorable to the Company than those set forth in the Offer Notice, except for such changes which may, in the reasonable judgment of the Company, be necessary or appropriate on account of changes in market conditions, provided that if the Company makes such changes, it will use reasonable commercial efforts to consult with the Eligible Purchasers and to provide them the opportunity to participate in the financing as modified by such changes.

7.5. Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Eligible Purchasers shall acquire from the Company, and the Company shall issue to the Eligible Purchasers, the number or amount of Offered Securities specified in the Notices of Acceptance, upon the terms and conditions specified in the Subsequent Offer, subject to the terms and conditions contained in this Section 7.

7.6. The restrictions and other provisions contained in this Section 7 shall not apply to the issuance of any securities issued or issuable: (A) to any employee, officer, director or consultant in connection with any plan or other compensatory arrangement approved by the Board of Directors or the compensation committee of the Board of Directors of the Company; (B) upon the exercise of any warrants outstanding as of the date hereof; (C) to financial institutions, equipment lessors, brokers or similar persons in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar non-equity transactions; (D) in connection with bona fide acquisition, merger or similar transaction; or (E) to an entity as a component of any business relationship with such entity primarily for the purpose of (1) joint venture, technology licensing or development activities, (2) distribution, supply or manufacture of the Company’s products or services or (3) any other arrangements that are primarily for purposes other than raising equity capital.  For the avoidance of doubt, the restrictions and other provisions contained in this Section 7 shall apply to the issuance of any securities issued or issuable in any underwritten public offering.

SECTION 8. Market Standoff Agreement.  Each Investor agrees that if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, such Investor shall not, directly or indirectly, offer, sell, pledge, contract to sell, enter into any hedge or swap transaction with respect to, grant any option to purchase, sell short, grant a security interest in or otherwise dispose of or transfer or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) any Securities or other securities of the Company (other than securities to be sold in such registration) for a period specified by the Managing Underwriter not to exceed 90 days (or 180 days if holders of 40% of the then outstanding Registrable Securities have agreed to such longer period) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act.  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period and these restrictions shall be binding on any transferee of such shares.  Notwithstanding the foregoing, the Market Standoff Period may be extended for up to such number of additional days (not to exceed 18 more days) as is deemed necessary by the Company or the Managing Underwriter in good faith upon the advice of counsel to continue coverage by research analysts in accordance with NASD Rule 2711 or any successor rule.

SECTION 9. Indemnification.

9.1. For purposes of this Section 9 only:

(A)           the term “Prospectus” shall mean the prospectus and any amendment or supplement thereto in the form first filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act or, if no Rule 424(b) filing is required, filed as part of the Registration Statement at the time of effectiveness, as supplemented or amended from time to time;

(B)           the term “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to a Registration Statement; and

(C)           the term “Indemnified Party” shall mean each Investor and any officer, director, shareholder, partner, member, employee, agent, trustee or affiliate of each Investor and each Person, if any, who controls, is controlled by or is under common control with any Investor within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act.

9.2. The Company agrees to indemnify and hold harmless each Indemnified Party against any losses, claims, damages, liabilities or expenses, joint or several, to which such Indemnified Party may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in the Subscription Agreement, or arise out of the Company’s failure to provide written notice of a Suspension, or any failure of the Company to perform its obligations hereunder, and will reimburse each Indemnified Party for any legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Indemnified Party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Indemnified Party expressly for use therein, (ii) the failure of such Indemnified Party to comply with the covenants and agreements contained in this Agreement respecting sale of the Registrable Securities, (iii) the inaccuracy of any representations made by such Indemnified Party in the Subscription Agreement.

9.3. Each Investor will severally, and not jointly, indemnify and hold harmless the other Investors and the Company, each of its directors, each of its officers who signed a Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed a Registration Statement or controlling Person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Investor) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by such Investor to comply with the agreements contained in Section 3 above respecting the sale of the Registrable Securities unless such failure by such Investor is directly caused by the Company’s failure to provide written notice of a Suspension to such Investor, (ii) the inaccuracy of any representation made by such Investor in the Subscription Agreement or (iii) any untrue or alleged untrue statement of any material fact contained in a Registration Statement or the Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in a Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Investor expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed a Registration Statement or controlling Person for any legal and other expense reasonably incurred, as such expenses are reasonably incurred by the Company, each of its directors, each of its officers who signed a Registration Statement or controlling Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the aggregate liability of any Investor under this Section 9 shall not exceed the net proceeds received by such Investor upon the sale of the Registrable Securities included in the Registration Statement or Prospectus giving rise to such indemnification obligation.  No Investor shall be liable for the indemnification obligations of any other Investor.

9.4. Promptly after receipt by an indemnified party under this Section 9 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, promptly notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party hereunder or otherwise to the extent it is not prejudiced as a result of such failure.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnified party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.  No indemnifying party, in the defense of any claim covered by this Section 9, shall, except with the prior written consent of the indemnified party, which consent shall not be unreasonably conditioned, withheld or delayed, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim.  An indemnified party shall not consent to entry of any judgment or enter into any settlement without the prior written consent of the indemnifying party.

9.5. If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Section 9.2 or Section 9.3 in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investors on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement.  The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 9.5 were determined by pro rata allocation (even if the Investors were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 9.5.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above in Section 9.5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim; provided, however, that the aggregate liability of any Investor under this Section 9 shall not exceed the net proceeds received by such Investor upon the sale of the Registrable Securities included in the Registration Statement or Prospectus giving rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Investors’ obligations in this Section 9.5 to contribute are several in proportion to their sales of Registrable Securities to which such loss relates and not joint.

SECTION 10. Information Rights.  Each Major Holder shall receive via regular or electronic mail (i) Annual Reports on Form 10-K, or audited annual financials, no later than 90 days, or 105 days should the Company file an extension on Form 12b-25, following each fiscal year end, and (ii) Quarterly Reports on Form 10-Q, or unaudited quarterly financials prepared in accordance with GAAP consistently applied, no later than 45 days, or 50 days should the Company file an extension on Form 12b-25, following each quarter end.

SECTION 11. Board Representation.  Pursuant to the Company’s certificate of incorporation and related certificate of designations of Series B Stock, holders of Series B Stock have the right to elect three directors to the Company’s Board of Directors, who shall initially be David Buzby, Tom Hutton and a representative designated by funds associated with Trident Capital (the “Investor Designees”), with Tom Hutton as Chairman of the Board of Directors.  Three existing members of the Board of Directors shall have resigned from the Board of Directors, leaving four prior members and the Investor Designees on the Board of Directors.  In addition, one of the four prior members of the Board of Directors shall resign at such time as requested by holders of a majority of the outstanding shares of Series B Stock to permit election of a new seventh member of the Board of Directors approved by a majority of the remainder of the Board of Directors.  Each Investor Designee shall be entitled to serve on any committee of the Board of Directors. Gary DeLaurentiis, if not a member of the Board of Directors, shall be provided board observer status following his resignation from the Board of Directors, in which he may attend meetings of the Board of Directors, except in executive session.

SECTION 12. Limitations on Subsequent Registration Rights.  From and after the date hereof, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities that conflict with, dilute or impair the rights granted to the holders of Registrable Securities herein, without the consent of holders of at least a majority of the Registrable Securities.

SECTION 13. Transfer of Registration Rights.  The rights to cause the Company to register securities granted to a holder of Registrable Securities under this Agreement may be assigned by such holder only to a transferee or assignee of not less than five million (5,000,000) shares of the Registrable Securities (as appropriately adjusted for stock splits, stock dividends, reorganizations and the like) then outstanding, provided that the Company is given prior written notice of such assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, and, provided, further, that the assignee of such rights assumes in writing the obligations of such holder of Registrable Securities under this Agreement.  Notwithstanding the foregoing, no such minimum share assignment requirement shall be necessary for an assignment by a holder of Registrable Securities to an Affiliate of such holder.

SECTION 14. Prior Agreements.  This Agreement supersedes and replaces agreements with holders of Common Stock (or other securities or warrants convertible into shares of Common Stock) granting such holders registration rights, among other things (the “Prior Agreements”) in their entirety, and the Prior Agreements are hereby void and of no further force or effect.  By execution of this Agreement, each Investor which is a party to a Prior Agreement expressly waives any registration right, right of first refusal, participation right or similar right granted to such Investor pursuant to the Prior Agreements.

SECTION 15. Miscellaneous.

15.1. Notices.  All communications hereunder shall be in writing and shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or by facsimile and confirmed in writing (i) if to the Company, at the addresses set forth below, or (ii) if to an Investor, to the address set forth for such party on the signature page hereto, with a copy to Latham &Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, Attention: Patrick Pohlen, Esq.

If to the Company:

ECO2 Plastics, Inc.
680 Second Street, Suite 200
San Francisco, California 94107

Attention:  Chief Executive Officer
Telephone: 415-829-6002
Facsimile:  415-829-6001

with a copy to:

The Otto Law Group, PLLC
601 Union Street, Suite 4500
Seattle, Washington 98101
Attn:  David Otto
Telephone:  206-838-9731
Facsimile:  206-262-9513

                      All such notices and communications shall be deemed to have been duly given:  (i) when delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, if mailed certified mail, return receipt requested; (iii) one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; (iv) the date of transmission if sent via facsimile to the facsimile number as set forth in this Section or the signature page hereof prior to 5:00 pm in the time zone of the recipient on a business day, with confirmation of successful transmission or (v) the business day following the date of transmission if sent via facsimile at a facsimile number set forth in this Section or on the signature page hereof after 5:00 p.m. in the time zone of the recipient or on a date that is not a business day.  Change of a party’s address or facsimile number may be designated hereunder by giving notice to all of the other parties hereto in accordance with this Section.

15.2. Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

15.3. Amendment and Waiver.

(a)           Except as otherwise expressly provided herein, this Agreement may be amended or modified only upon the written consent of (i) the Company and (ii) the holders of at least a majority of the then outstanding shares of Series B Stock, voting together as a single class on an as-converted basis and including any Common Stock issued upon conversion thereof; provided, however, that no amendment of this Agreement shall materially and adversely affect the rights of an Investor in a manner that materially and disproportionately discriminates against such Investor in relation to the other Investors without such Investor's written consent.

(b)           Except as otherwise expressly provided, the obligations of the Company and the rights of the Investors under this Agreement may be waived only with the written consent of (i) the Company and (ii) the holders of at least a majority of the then outstanding shares of Series B Stock voting together as a single class on an as-converted basis and including any Common Stock issued upon conversion thereof; provided, however, that no waiver of this Agreement shall materially and adversely affect the rights of an Investor in a manner that materially and disproportionately discriminates against such Investor in relation to the other Investors without such Investor’s written consent.

(c)           For the purposes of determining the number of Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

15.4. Entire Agreement; No Third Party Beneficiary.  This Agreement, together with the other Transaction Documents (as defined in the Subscription Agreement), constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof and thereof.  This Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder.

15.5. Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby.

15.6. APPLICABLE LAW.  THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO PROVISIONS RELATING TO CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT ONLY IN STATE OR FEDERAL COURTS LOCATED IN THE CITY OF SAN FRANCISCO, CALIFORNIA AND HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR SUCH PURPOSE.

15.7. Counterparts.  This Agreement may be executed in two or more counterparts and may be delivered by facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.8. Rights of Holders.  Each party to this Agreement shall have the absolute right to exercise or refrain from exercising any right or rights that such party may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such party shall not incur any liability to any other party or other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

[Signature Pages Follow]

|

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first above written.

ECO2 PLASTICS, INC.

By:
Name:  Rodney S. Rougelot
Title:    Chief Executive Officer

INVESTORS:

Trident Capital Fund-VI, L.P.
Trident Capital Fund-VI Principals Fund, L.L.C.

Executed by the undersigned as an authorized signatory of the General Partner of Trident Capital Fund-VI, L.P. and of the Managing Member of Trident Capital Fund-VI Principals Fund, L.L.C.

(signature)

(print name)

INVESTORS:

By: _________________________________
Name: _________________________________
Title: _________________________________

||